HEI Exhibit 99

May 10, 2010

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	(808) 543-7384 Telephone
	Strategic Planning	E-mail: skimura@hei.com

HEI REPORTS FIRST QUARTER EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today reported consolidated net income for common stock for the first quarter of 2010 of $27.1 million, or $0.29 diluted earnings per share (EPS), compared to $20.4 million, or $0.22 diluted EPS for the first quarter of 2009.

“We are making solid progress in improving the performance of our operating companies.  We continue to focus on improving our utilities’ returns which remain significantly below their allowed rates of return, while at the bank we look forward to completing the final major phase of the performance improvement project next quarter,”   said Constance H. Lau, HEI president and chief executive officer.

“At the utility, first quarter earnings reflected much needed rate relief to recover investments in our first biofuel generating plant, as well as higher operation and maintenance expenses.  Results also reflected higher electric sales due to more normal weather relative to last year’s unusually cool temperatures,” said Lau.

“At the bank, we are encouraged by another quarter of lower noninterest expenses and moderating credit costs.  While we have been reporting favorable adjusted results for several quarters, we are now beginning to see the benefits of the performance improvement project in our GAAP results,” Lau added.

UTILITY

Electric utility net income for common stock for the first quarter of 2010 was $18.1 million compared to $14.1 million in the first quarter of 2009.  The primary drivers for this increase were rate relief at our Oahu utility of $9 million and 1.9% higher kilowatthour sales of $2 million, both on an after-tax basis.  The primary after-tax offsets to these increases were $3 million higher operations and maintenance (O&M) expenses, excluding demand-side management (DSM) program costs which are recovered in a surcharge, and $4 million higher financing costs and $1 million higher depreciation expense primarily due to HECO’s CT-1 and HELCO’s ST-7 generating units that were put into service in 2009.

O&M expenses, excluding DSM program costs of $8 million in the first quarter of 2009 and $1 million in the first quarter of 2010, were up 7% (down 3% including DSM) over the same quarter last year.  This increase was driven primarily by the addition of our new biofuel generating plant and higher retirement costs.  Relative to our estimate of a 16% increase for the year excluding DSM (11% including DSM), O&M expenses were lower for the quarter primarily due to the timing of generating unit overhauls.  Therefore, we continue to expect O&M expenses for the year to reach the levels originally estimated.

BANK

Bank net income for the first quarter of 2010 was $13.7 million, compared to $10.9 million for the same quarter last year and $14.9 million in the fourth quarter of 2009 (excluding $19.3 million of previously disclosed after-tax losses related to the liquidation of the private-issue mortgage-related securities (PMRS) portfolio).

The primary drivers for the $2.9 million after-tax increase over the same quarter last year were (on an after-tax basis):  1) lower provision for loan losses of $2 million, 2) lower noninterest expense of $2 million resulting from cost-savings derived from the performance improvement project, and 3) higher noninterest income of $1 million.  These increases were partially offset by lower net interest income of $2 million (after tax), which was expected from the elimination of the PMRS portfolio in 2009 and the resulting proceeds held in cash in the first quarter 2010 pending the right opportunity to redeploy it at higher rates.

The primary drivers contributing to the first quarter 2010 results compared to the fourth quarter 2009 excluding the PMRS liquidation losses were (on an after-tax basis): 1)  lower net interest income of $1 million related to the liquidation of the PMRS portfolio during the fourth quarter of 2009 (see explanation above), and 2) lower noninterest income of $2 million, including $1 million of gains from the sale of other assets in the fourth quarter 2009 related to transactions executed in connection with the performance improvement project.  Substantially offsetting these decreases was lower noninterest expense of $2 million (after tax) resulting from the performance improvement project.

Net interest margin was 4.18% in the first quarter of 2010, compared with 4.11% in the first quarter of 2009 and 4.27% in the fourth quarter of 2009.  Net interest margin will continue to be temporarily pressured due to the elevated levels of cash that will be maintained until the cash can be redeployed effectively.

The bank recorded a $5.4 million provision for loan losses for the first quarter of 2010 which is $2.9 million lower than the first quarter of 2009 and generally consistent with the fourth quarter of 2009.  The majority of the provision in the first quarter of 2010 reflected net charge-offs in the residential and lot loan portfolios during the quarter.  The first quarter 2010 net charge-off ratio remains low at 0.62% annualized compared to the full year 2009 ratio of 0.66%.

Noninterest expense for the first quarter of 2010 was $38.0 million, $3.8 million lower than first quarter 2009 and $3.7 million lower than fourth quarter 2009.  The bank’s annualized noninterest expense for the first quarter of 2010 was $152 million; on an adjusted basis(1) it was $147 million.  The bank remains on track to meet its target of $140 to $145 million of annualized noninterest expense by the end of 2010.

HOLDING AND OTHER COMPANIES

The holding and other companies’ net losses were $4.7 million in the first quarter of 2010, which was relatively flat compared to the $4.6 million in the first quarter of 2009.

(1) Refer to page 18 of the accompanying schedules of this release for a reconciliation of noninterest income and expense based on U.S. generally accepted accounting principles to adjusted noninterest income and expense, and the resulting annualized amounts.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its first quarter 2010 earnings on Tuesday, May 11, 2010, at 7:00 a.m. Hawaii time (1:00 p.m. Eastern time).  The event can be accessed through HEI’s website at http://www.hei.com or by dialing (866) 770-7051, passcode: 82057840 for the teleconference call.  Hawaiian Electric Industries, Inc. will post its webcast presentation on its website under the heading “Investor Relations”, “News & Events”, “Event Calendar”.  Such disclosures will be included on HEI’s website as a means of disclosing material information.  Accordingly, investors should routinely monitor the Investor Relations section of the HEI website, in addition to following HEI’s press releases, SEC filings and public conference calls and webcasts.  Investors should also refer to the Public Utilities Commission of the State of Hawaii (PUC) website at http://dms.puc.hawaii.gov/dms/ in order to review documents filed with and issued by the PUC.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through May 25, 2010, by dialing (888) 286-8010, passcode: 91046855.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP FINANCIAL MEASURES

HEI and bank management use certain non-GAAP measures in their evaluation of the bank’s performance and believe the presentations of such financial measures on this basis provide useful supplemental information and a clearer picture of the bank’s operating performance, and are better indicators of the bank’s ongoing core operating activities.  Management also uses such measures to assist investors/analysts in better understanding the bank’s progress on the execution of its performance improvement project.  These measures are also useful in understanding performance trends and in facilitating comparisons with the performance of others in the financial services industry.

Management utilizes non-GAAP financial measures of noninterest income and expense in the calculation of certain of the bank’s metrics/ratios, such as (i) efficiency, (ii) pretax, preprovision income, and (iii) return on average assets, in order to analyze on a consistent basis and over a longer period of time the performance of the bank’s core operating activities and its progress on the execution of the performance improvement project.  Management also annualizes the non-GAAP measure of noninterest expense by multiplying such measure by 4 to develop an estimate of adjusted noninterest expense for a year-long period.  This annualized adjusted noninterest expense metric (non-GAAP measure) is a forward-looking statement based on only a quarter’s results and may not reflect actual results.  See schedule on page 18 of this release for a tabular reconciliation between the bank’s GAAP and non-GAAP measures.

Certain reconciling items—real estate transactions, professional services, FISERV conversion costs, severance, technology write-offs and prepayment penalties on early extinguishment of debt—are being incurred pursuant to the bank management’s performance improvement project which was announced in June 2008 and is expected to be substantially complete by the end of 2010.  These costs are being incurred with the objective of increasing the bank’s operating efficiency and profitability in the long term.  Accordingly, bank management believes that these costs will remain temporarily elevated while the performance improvement project is being executed and will be reduced or eliminated once the project has ended.

Management also adjusts noninterest expense to exclude a special assessment levied by the Federal Deposit Insurance Corporation (FDIC) in the second quarter of 2009 pursuant to the FDIC’s plan to recapitalize the deposit insurance fund.  Bank management believes that it is unlikely that this type of special assessment would recur on a regular basis and impacts the comparability of noninterest expense between periods.

Reported noninterest income is being adjusted by a gain on sale of a commercial loan, gains on sales of other assets and other nonrecurring income items.  Bank management believes that it would not be appropriate to assume that the bank would realize material gains of this type on a quarterly basis.

Likewise, bank management also adds back to noninterest income charges related to the other-than-temporary impairment (OTTI) of private-issue mortgage-related securities (PMRS) because of the material nature of the charge, the inconsistency of when those charges occurred and the elimination of the PMRS portfolio in the fourth quarter 2009.  The bank incurred material OTTI in the second and third quarters of 2009, impacting the comparability of noninterest income for those quarters. Management believes that adjusting noninterest income to exclude the effects of OTTI helps the comparability of noninterest income quarter to quarter and quarter over quarter.

In addition, management adjusts noninterest income for net gains (losses) on sales of certain securities including the fourth quarter 2009 loss on the liquidation of the PMRS portfolio because management believes that such transactions are unlikely to recur on a regular basis and impacts the comparability of noninterest income between periods.

Limitations associated with utilizing non-GAAP measures are the risks of disagreement over the appropriateness of adjustments comprising these measures and the risk that other companies might calculate these measures differently.  Management addresses these limitations by providing detailed reconciliations between GAAP information and non-GAAP measures.  See reconciliation on page 18.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on pages v and vi of HEI’s Annual Report on Form 10-K for the year ended December 31, 2009, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended		Twelve months ended
	March 31,		March 31,
(in thousands, except per share amounts)	2010	2009	2010	2009
Revenues
Electric utility	$548,111	$461,797	$2,121,323	$2,698,258
Bank	70,914	82,032	263,601	334,741
Other	15	(32)	(91)	101
	619,040	543,797	2,384,833	3,033,100
Expenses
Electric utility	505,502	430,728	1,940,112	2,526,813
Bank	49,143	64,911	227,187	314,031
Other	3,688	3,500	13,821	14,187
	558,333	499,139	2,181,120	2,855,031
Operating income (loss)
Electric utility	42,609	31,069	181,211	171,445
Bank	21,771	17,121	36,414	20,710
Other	(3,673)	(3,532)	(13,912)	(14,086)
	60,707	44,658	203,713	178,069
Interest expense—other than on deposit liabilities and other bank borrowings	(20,381)	(17,833)	(78,878)	(74,726)
Allowance for borrowed funds used during construction	779	1,622	4,425	4,601
Allowance for equity funds used during construction	1,773	3,605	10,390	11,094
Income before income taxes	42,878	32,052	139,650	119,038
Income taxes	15,279	11,184	48,018	40,442
Net income	27,599	20,868	91,632	78,596
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Net income for common stock	$27,126	$20,395	$89,742	$76,706
Basic earnings per common share	$0.29	$0.23	$0.98	$0.89
Diluted earnings per common share	$0.29	$0.22	$0.97	$0.89
Dividends per common share	$0.31	$0.31	$1.24	$1.24
Weighted-average number of common shares outstanding	92,572	90,604	91,881	86,392
Adjusted weighted-average shares	92,848	90,692	92,221	86,509

Income (loss) by segment
Electric utility	$18,052	$14,132	$83,366	$81,522
Bank	13,736	10,882	24,621	14,133
Other	(4,662)	(4,619)	(18,245)	(18,949)
Net income for common stock	$27,126	$20,395	$89,742	$76,706

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(dollars in thousands)	2010	2009
Assets
Cash and equivalents	$341,330	$502,443
Federal funds sold	702	1,479
Accounts receivable and unbilled revenues, net	233,885	241,116
Available-for-sale investment and mortgage-related securities	584,485	432,881
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,623,127	3,670,493
Property, plant and equipment, net of accumulated depreciation of $1,970,087 and $1,945,482	3,091,190	3,088,611
Regulatory assets	426,146	426,862
Other	412,121	381,163
Goodwill, net	82,190	82,190
	$8,892,940	$8,925,002
Liabilities and stockholders’ equity
Liabilities
Accounts payable	$189,149	$186,994
Deposit liabilities	4,008,391	4,058,760
Short-term borrowings—other than bank	60,238	41,989
Other bank borrowings	294,154	297,628
Long-term debt, net—other than bank	1,364,847	1,364,815
Deferred income taxes	189,512	188,875
Regulatory liabilities	297,332	288,214
Contributions in aid of construction	323,090	321,544
Other	678,491	700,242
	7,405,204	7,449,061

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Stockholders’ equity
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 93,095,818 shares and 92,520,638 shares	1,277,333	1,265,157
Retained earnings	182,646	184,213
Accumulated other comprehensive loss, net of income tax benefits	(6,536)	(7,722)
	1,453,443	1,441,648
	$8,892,940	$8,925,002

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31,	2010	2009
(in thousands)
Cash flows from operating activities
Net income	$27,599	$20,868
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	39,798	38,494
Other amortization	1,565	594
Provision for loan losses	5,359	8,300
Loans receivable originated and purchased, held for sale	(78,685)	(171,390)
Proceeds from sale of loans receivable, held for sale	82,814	192,367
Changes in deferred income taxes	(129)	(2,530)
Changes in excess tax benefits from share-based payment arrangements	(43)	(21)
Allowance for equity funds used during construction	(1,773)	(3,605)
Increase in cash overdraft	681	—
Changes in assets and liabilities
Decrease in accounts receivable and unbilled revenues, net	7,231	101,743
Decrease (increase) in fuel oil stock	(26,506)	15,028
Increase (decrease) in accounts payable	2,155	(24,873)
Changes in prepaid and accrued income taxes and utility revenue taxes	(48,689)	(48,253)
Changes in other assets and liabilities	(1,508)	(11,045)
Net cash provided by operating activities	9,869	115,677
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(170,385)	(109,364)
Principal repayments on available-for-sale investment and mortgage-related securities	48,338	180,918
Net decrease in loans held for investment	38,072	163,721
Proceeds from sale of real estate acquired in settlement of loans	1,279	—
Capital expenditures	(34,816)	(80,510)
Contributions in aid of construction	3,729	2,362
Other	—	86
Net cash provided by (used in) investing activities	(113,783)	157,213
Cash flows from financing activities
Net decrease in deposit liabilities	(50,369)	(26,051)
Net increase in short-term borrowings with original maturities of three months or less	18,249	—
Net decrease in retail repurchase agreements	(3,461)	(2,366)
Proceeds from other bank borrowings	—	310,000
Repayments of other bank borrowings	—	(552,517)
Proceeds from issuance of long-term debt	—	3,148
Changes in excess tax benefits from share-based payment arrangements	43	21
Net proceeds from issuance of common stock	5,557	7,365
Common stock dividends	(23,048)	(22,765)
Preferred stock dividends of subsidiaries	(473)	(473)
Decrease in cash overdraft	—	(5,865)
Other	(4,474)	(5,463)
Net cash used in financing activities	(57,976)	(294,966)
Net decrease in cash and equivalents and federal funds sold	(161,890)	(22,076)
Cash and equivalents and federal funds sold, beginning of period	503,922	183,435
Cash and equivalents and federal funds sold, end of period	$342,032	$161,359

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

Three months ended March 31,	2010	2009
(dollars in thousands, except per barrel amounts)

Operating revenues	$546,712	$459,285
Operating expenses
Fuel oil	211,752	145,289
Purchased power	116,782	114,484
Other operation	59,244	62,397
Maintenance	27,053	26,163
Depreciation	38,642	36,424
Taxes, other than income taxes	51,791	45,735
Income taxes	11,041	8,544
	516,305	439,036
Operating income	30,407	20,249
Other income
Allowance for equity funds used during construction	1,773	3,605
Other, net	1,241	2,368
	3,014	5,973
Interest and other charges
Interest on long-term debt	14,383	11,912
Amortization of net bond premium and expense	667	675
Other interest charges	599	626
Allowance for borrowed funds used during construction	(779)	(1,622)
	14,870	11,591
Net income	18,551	14,631
Preferred stock dividends of subsidiaries	229	229
Net income attributable to HECO	18,322	14,402
Preferred stock dividends of HECO	270	270
Net income for common stock	$18,052	$14,132

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,273	2,231
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	65.7	65.1
Cooling degree days (Oahu)	857	759
Average fuel oil cost per barrel	$81.95	$60.02

	Twelve months ended
Return on average common equity	March 31, 2010
(rate-making, simple average method)	Allowed %(1)	Actual %
HECO	10.50	7.37
HELCO	10.70	8.06
MECO	10.70	4.08

(1) Based on interim decisions which are subject to final PUC decisions. Allowed ROACEs for HECO, HELCO and MECO based on their last final rate case decisions were 10.70, 11.50 and 10.94, respectively.

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2010 (when filed).  Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(in thousands, except par value)	2010	2009
Assets
Utility plant, at cost
Land	$52,542	$52,530
Plant and equipment	4,711,777	4,696,257
Less accumulated depreciation	(1,872,332)	(1,848,416)
Construction in progress	145,118	132,980
Net utility plant	3,037,105	3,033,351
Current assets
Cash and equivalents	31,510	73,578
Customer accounts receivable, net	127,059	133,286
Accrued unbilled revenues, net	84,762	84,276
Other accounts receivable, net	7,348	8,449
Fuel oil stock, at average cost	105,167	78,661
Materials and supplies, at average cost	37,156	35,908
Prepayments and other	14,917	16,201
Total current assets	407,919	430,359
Other long-term assets
Regulatory assets	426,146	426,862
Unamortized debt expense	13,936	14,288
Other	72,217	73,532
Total other long-term assets	512,299	514,682
	$3,957,323	$3,978,392
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000 shares; outstanding 13,787 shares	$91,931	$91,931
Premium on capital stock	385,658	385,659
Retained earnings	829,938	827,036
Accumulated other comprehensive income, net of income taxes	1,839	1,782
Common stock equity	1,309,366	1,306,408
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,057,847	1,057,815
Total capitalization	2,401,506	2,398,516
Current liabilities
Short-term borrowings—nonaffiliates	13,748	—
Accounts payable	135,886	132,711
Interest and preferred dividends payable	21,736	21,223
Taxes accrued	104,770	156,092
Other	50,522	48,192
Total current liabilities	326,662	358,218
Deferred credits and other liabilities
Deferred income taxes	178,792	180,603
Regulatory liabilities	297,332	288,214
Unamortized tax credits	57,441	56,870
Retirement benefits liability	294,955	296,623
Other	77,545	77,804
Total deferred credits and other liabilities	906,065	900,114
Contributions in aid of construction	323,090	321,544
	$3,957,323	$3,978,392

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2010 (when filed).  Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31,	2010	2009
(in thousands)
Cash flows from operating activities
Net income	$18,551	$14,631
Adjustments to reconcile net income to cash provided by (used in) operating activities
Depreciation of property, plant and equipment	38,642	36,424
Other amortization	2,097	2,206
Changes in deferred income taxes	(1,834)	(1,290)
Changes in tax credits, net	776	2,514
Allowance for equity funds used during construction	(1,773)	(3,605)
Increase in cash overdraft	681	—
Changes in assets and liabilities
Decrease in accounts receivable	7,328	73,131
Decrease (increase) in accrued unbilled revenues	(486)	27,374
Decrease (increase) in fuel oil stock	(26,506)	15,028
Increase in materials and supplies	(1,248)	(1,277)
Increase in regulatory assets	(1,143)	(4,255)
Increase (decrease) in accounts payable	3,175	(15,848)
Changes in prepaid and accrued income taxes and utility revenue taxes	(51,243)	(49,561)
Changes in other assets and liabilities	3,276	5,771
Net cash provided by (used in) operating activities	(9,707)	101,243
Cash flows from investing activities
Capital expenditures	(34,189)	(80,315)
Contributions in aid of construction	3,729	2,362
Net cash used in investing activities	(30,460)	(77,953)
Cash flows from financing activities
Common stock dividends	(15,150)	(10,536)
Preferred stock dividends of HECO and subsidiaries	(499)	(499)
Proceeds from issuance of long-term debt	—	3,148
Net increase (decrease) in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	13,748	(12,211)
Decrease in cash overdraft	—	(5,865)
Other	—	(1)
Net cash used in financing activities	(1,901)	(25,964)
Net decrease in cash and equivalents	(42,068)	(2,674)
Cash and equivalents, beginning of period	73,578	6,901
Cash and equivalents, end of period	$31,510	$4,227

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2010 (when filed).  Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(in thousands)	2010	2009	2009
Interest and dividend income
Interest and fees on loans	$49,745	$51,303	$58,092
Interest and dividends on investment and mortgage-related securities	3,317	5,215	7,676
	53,062	56,518	65,768
Interest expense
Interest on deposit liabilities	4,423	5,293	11,565
Interest on other borrowings	1,426	1,787	3,264
	5,849	7,080	14,829
Net interest income	47,213	49,438	50,939
Provision for loan losses	5,359	5,000	8,300
Net interest income after provision for loan losses	41,854	44,438	42,639
Noninterest income
Fee income on deposit liabilities	7,520	8,329	6,711
Fees from other financial services	6,414	6,520	5,919
Fee income on other financial products	1,525	1,548	1,044
Net loss on sale of securities *	—	(32,078)	—
Other income	2,393	4,404	2,590
	17,852	(11,277)	16,264
Noninterest expense
Compensation and employee benefits	17,402	18,918	19,360
Occupancy	4,225	6,101	5,129
Data processing	4,338	4,030	3,187
Services	1,728	1,533	3,418
Equipment	1,709	1,737	2,790
Loss on early extinguishment of debt	—	659	41
Other expense	8,568	8,717	7,886
	37,970	41,695	41,811
Income (loss) before income taxes	21,736	(8,534)	17,092
Income taxes (benefits) *	8,000	(4,075)	6,210
Net income (loss)	$13,736	$(4,459)	$10,882

OTHER BANK INFORMATION (%)
Return on average assets	1.12	(0.36)	0.82
Return on average equity	11.02	(3.64)	9.16
Net interest margin	4.18	4.27	4.11
Net charge-offs to average loans outstanding (annualized)	0.62	0.98	0.20
Efficiency ratio	58	109	62

As of period end
Nonperforming assets to loans outstanding and real estate owned **	2.13	1.85	1.37
Allowance for loan losses to loans outstanding	1.13	1.12	1.04
Tier-1 leverage ratio	9.1	9.0	9.0
Total risk-based capital ratio	14.0	14.1	13.1

* Fourth quarter 2009 net income included a $19.3 million after-tax charge related to ASB’s sale of private-issued mortgage-related securities (PMRS).  The $32.1 million loss on sale of PMRS is included in “Noninterest income-Net loss on sale of securities” and the related income tax benefits of $12.8 million is included in “Income taxes (benefits).”

**  Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED BALANCE SHEETS DATA

(Unaudited)

	March 31,	December 31,
(in thousands)	2010	2009

Assets
Cash and equivalents	$308,291	$425,896
Federal funds sold	702	1,479
Available-for-sale investment and mortgage-related securities	584,485	432,881
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,623,127	3,670,493
Other	229,542	230,282
Goodwill, net	82,190	82,190
	$4,926,101	$4,940,985

Liabilities and stockholder’s equity
Deposit liabilities—noninterest-bearing	$801,846	$808,474
Deposit liabilities—interest-bearing	3,206,545	3,250,286
Other borrowings	294,154	297,628
Other	122,721	92,129
	4,425,266	4,448,517

Common stock	329,469	329,439
Retained earnings	175,391	172,655
Accumulated other comprehensive loss, net of tax benefits	(4,025)	(9,626)
	500,835	492,468
	$4,926,101	$4,940,985

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

(in thousands)	1Q08	1Q09	2Q09	3Q09	4Q09	1Q10

Noninterest income
Per income statement - GAAP	$17,928	$16,264	$12,993	$11,924	$(11,277)	$17,852
Other-than-temporary impairment of private-issue mortgage-related securities	—	—	5,581	9,863	—	—
Net (gains) losses on sale of securities	(935)	—	—	—	32,078	—
Gain on sale of a commercial loan	—	—	—	(2,951)	—	—
Gain on sale of other assets	—	—	—	—	(1,772)	—
Other nonrecurring income	(384)	—	—	—	(500)
Adjusted noninterest income	$16,609	$16,264	$18,574	$18,836	$18,529	$17,852

Noninterest expense
Per income statement - GAAP	$44,234	$41,811	$44,374	$39,591	$41,695	$37,970
Real estate transactions	—	—	(1,180)	(1,076)	(1,633)	—
Professional services	—	(616)	(1,238)	(600)	—	—
FISERV conversion costs	—	—	(159)	(572)	(972)	(1,257)
Severance	—	(673)	(393)	(301)	(390)	(1)
FDIC special assessment	—	—	(2,338)	—	—	—
Technology write-offs	—	—	(145)	—	(35)	—
Prepayment penalty on early extinguishment of debt	—	(41)	(60)	—	(659)	—
Adjusted noninterest expense	$44,234	$40,481	$38,861	$37,042	$38,006	$36,712

Other bank information
Noninterest expense (annualized)
Reported	$176,936	$167,244	$177,496	$158,364	$166,780	$151,880
Adjusted	176,936	161,924	155,444	148,168	152,024	146,848

Efficiency ratio
Reported	65%	62%	70%	63%	109%	58%
Adjusted	66%	60%	56%	53%	56%	56%

Pretax, preprovision income (annualized)
Reported	$96,964	$101,568	$75,928	$91,460	$(14,136)	$108,380
Adjusted	91,688	106,888	120,304	129,304	119,844	113,412

Return on average assets
Reported	0.85%	0.82%	0.31%	0.89%	(0.36)%	1.12%
Adjusted	0.81%	0.88%	0.83%	1.34%	1.27%	1.18%